UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2025, Xcel Brands, Inc. (the “Company”), received a delinquency notification letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating since Nasdaq has not received the Company’s Form 10-Q for the period ended March 31, 2025, and because the Company remains delinquent in filing its Form 10-K for the year ended December 31, 2024, the Company does not comply with Nasdaq’s Listing Rules for internal listing.

Nasdaq has informed the Company that, in accordance with Nasdaq’s April 29, 2025 letter to the Company, the Company until June 30, 2025 to submit a plan (the “Plan”) to regain compliance with respect to those delinquent reports and that any exception to allow the Company to regain compliance, if granted, would be limited to October 13, 2025.  The Company filed the delinquent Form 10-K on May 28, 2025 and intends to file the delinquent Form 10-Q as soon as practicable and, in any event, prior to June 30, 2025, and thereby regain compliance with the Nasdaq continued listing requirements and eliminate the need for the Company to submit a Plan.

A press release, dated May 23, 2025, disclosing the Company's receipt of the Nasdaq notification letter is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Xcel Brands, Inc. dated May 28, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: May 28, 2025